UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable

(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Attached as an exhibit is the text of a written presentation that New York Community Bancorp, Inc. (“New York Community”) and Roslyn Bancorp, Inc. (“Roslyn”) (together, the “companies”), intend to make available, and to distribute, to current and prospective investors, and to post on their respective web sites, beginning on September 9, 2003.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Beginning on September 9, 2003, the companies intend to make available, and to distribute, to current and prospective investors a written presentation that will also be posted on their respective web sites. The presentation discusses New York Community’s competitive advantages and financial performance on a stand-alone basis and, on a pro forma basis, at or for the six months ended June 30, 2003, to reflect the impact of its proposed merger with Roslyn.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2003 Date	NEW YORK COMMUNITY BANCORP, INC.

/S/ JOSEPH R. FICALORA
Joseph R. Ficalora President and Chief Executive Officer

EXHIBIT INDEX

99.1	Written presentation to be made available and distributed to current and prospective investors and posted on New York Community’s web site beginning on September 9, 2003.